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                                                                                                                          EXHIBIT 99
                                                          Authorization Form

                                                             [FRONT VIEW]

                                                             VENTAS, INC.
                            Distribution Reinvestment and Stock Purchase Plan Enrollment and Authorization

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INVESTMENT OPTIONS:                                                   Check [X] all that apply:
(Please indicate your selection by [X])
                                                                      [ ] I am not currently a registered stockholder on the books of Ventas, Inc.  Please open a new account for me.
[ ] I.   Full Distribution Reinvestment - Reinvest the distributions
         on shares of Ventas, Inc. common stock registered in my      [ ] My check for my initial purchase in the amount of $_______
         name as well as on all shares held in my plan account.           is also enclosed. (Amount must be a minimum of $250 and a
         Also purchase shares with any optional cash payments             maximum of $5,000 per month. Checks must be made payable
         I may send to you.                                               to National City Bank.)

[ ] II.  Partial Distribution Reinvestment - Reinvest distributions   Please provide information below to open a new plan account.
         earned on only ______ shares registered in my name.
         Dividends earned on shares held in my plan account,                               Please type or print
         including shares purchased with any optional cash
         payments I may send to you, are to be reinvested.            Account
                                                                      Name(s): _____________________________________________________
[ ] III. Optional Cash Payments Only - Invest my optional cash
         payments and distributions earned on shares held in my       Address: _____________________________________________________
         plan account without reinvesting distributions on any
         shares held outside of my plan account.                               _____________________________________________________

Distribution reinvestments are limited to $25,000 per quarter                  _____________________________________________________
and optional cash payments are limited to $5,000 per calendar
month, unless Ventas, Inc. waives the limitations for a               Social Security or Taxpayer I.D. Number: _____________________
participant.  To obtain a request for waiver, contact National
City Bank at 800-622-6757.                                            Daytime phone: _______________________________________________
                                                                                         Please complete both sides of this form
Unless you are already a registered stockholder of Ventas,
Inc., you must open a new account to become a registered
participant in the plan.  You are not considered a registered stockholder if you own shares in "street" name or participate in the plan through your stock broker.

                                                            [REVERSE VIEW]


                                                             VENTAS, INC.
                            Distribution Reinvestment and Stock Purchase Plan Enrollment and Authorization

I wish to participate in Ventas, Inc.'s Distribution Reinvestment and Stock Purchase Plan. I hereby authorize Ventas, Inc. to pay to
National City distributions payable to me on shares of Ventas, Inc. common stock registered in my name or held in my plan account and appoint National City as my agent to purchase shares of Ventas, Inc. as designated on the reverse side. I understand that I may terminate my participation at any time.

To establish your plan account, you are required to complete, sign and return the enclosed Request for Taxpayer Identification
Number and Certification Form W-9 with this enrollment form.

                                                                      Signature: ___________________________________________________
                                                                               (All owners must sign exactly as account is entitled)

                                                                      Signature:____________________________________________________

                                                                      Date: ________________________________________________________

                                                                                               MAIL THIS FORM TO:
                                                                                               National City Bank
                                                                                             Reinvestment Services
                                                                                                 P.O. Box 94946
                                                                                           Cleveland, Ohio 44101-4946

                                                                                     Please complete both sides of this form
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